SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 20, 2008

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On August 20, 2008, Mega Media Group, Inc., a Nevada company (“we” or the “Company”), entered into a Loan Agreement and Stock Purchase Agreement (the “Agreement”) with Eugene Khavinson (the “Lender”).   Pursuant to the terms of the Agreement, the Lender promises to loan Fifty Thousand, ($50,000.00) USD, to us and we promise to repay this principal amount to the Lender with interest payable on the unpaid principal at the rate of 9% per annum, calculated yearly by October 20, 2008. In addition, the Lender agrees to extend the loan dated May 12, 2008 in the amount of Seventy Five Thousand Dollars ($75,000.00) at the rate of 9% per annum upon the same.  Therefore, a total loan of $125,000 to be rapid in full by October 20, 2008.

On May 12, 2008, we granted to the Lender the right to purchase 500,000 of the Company’s common shares at $0.11 per share (the “Option”) for a period of 12 months.  In further consideration of the extension of such loan and the additional loan made by the Lender, the option price has been reduced to $0.05 per share and the Option shall expire on August 19, 2009.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

10.1	Loan Agreement and Stock Purchase Agreement by and between the Company and the Lender on August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MEGA MEDIA GROUP, INC.

    Dated: August 25, 2008                                                                                    By:  /s/ Alex Shvarts
                                 Alex Shvarts
                                 Chief Executive Officer